----------

                            STOCK EXCHANGE AGREEMENT

                                  by and among

                            KENWICK INDUSTRIES, INC.
                                   as Acquiror

                          AUTOMAX INTERNATIONAL, INC.,
                                   as Acquiree

                                AUTOMAX USA, INC.
                                   as Acquiree

                            AUTOMAX USA FINANCE, INC.
                                   as Acquiree

                                       and
                                 ANDREA PARKOFF
                             the Sole Shareholder of

                           AUTOMAX INTERNATIONAL, INC.

                                AUTOMAX USA, INC.

                                       and

                            AUTOMAX USA FINANCE, INC.

                      as more particularly set forth herein

                                   ----------

                                 August 20, 1998

                                                                        DRAFT #3
                                                                 August 20, 1998

                            STOCK EXCHANGE AGREEMENT

      THIS STOCK EXCHANGE AGREEMENT (the "Agreement") is made and entered into this 20th day of August, 1998 by and among KENWICK INDUSTRIES, INC., a Florida corporation (hereinafter referred to as "KENWICK"), AUTOMAX USA, INC., a Florida corporation (hereinafter referred to as "AUTO"), AUTOMAX INTERNATIONAL, INC., a Florida corporation (hereinafter referred to as "INTERNATIONAL"), AUTOMAX USA FINANCE, INC., a Florida corporation (hereinafter referred to as "FINANCE") (collectively hereinafter referred to as "AUTOMAX"), and Andrea Parkoff, the sole shareholder of AUTOMAX (hereinafter referred to as the "AUTOMAX Shareholder").

                                   RECITALS:

      A. The AUTOMAX Shareholder owns all of the issued and outstanding shares of the capital stock of AUTOMAX.

      B. KENWICK is willing to acquire all of the issued and outstanding capital stock of AUTOMAX, making AUTOMAX a wholly-owned subsidiary of KENWICK, and the AUTOMAX Shareholders desire to exchange all of their shares of AUTOMAX's capital stock for authorized but unissued shares of Common Stock, no par value (the "Common Stock") of KENWICK as hereinafter provided.

      C. It is the intention of the parties hereto that: (i) KENWICK shall acquire all of the issued and outstanding capital stock of AUTOMAX in exchange solely for the consideration set forth below (the "Exchange"); and (ii) the Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended, and under the applicable securities laws of each jurisdiction where the AUTOMAX Shareholders reside.

      D. It is the intention of the parties that the Exchange qualify as a "tax-free" transaction within the meaning of Section 368 of the Internal Revenue Code of 1986.

      NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

SECTION 1. PURCHASE OF SHARES

      1.1 Acquisition of Shares. KENWICK and the AUTOMAX Shareholders hereby agree that the AUTOMAX Shareholders shall, on the Closing Date (as hereinafter defined), exchange all of the issued and outstanding shares of capital stock of AUTOMAX (the "AUTOMAX Shares") and KENWICK shall issue to the AUTOMAX Shareholders an aggregate of One Million (1,000,000) Shares of

                                                                        DRAFT #3
                                                                 August 20, 1998

KENWICK's Common Stock (the "KENWICK Shares"). The allocation of the KENWICK Shares to the AUTOMAX Shareholders is set forth on Exhibit A hereto.

      1.2 Delivery of AUTOMAX Shares. On the Closing Date, the AUTOMAX Shareholders will deliver to KENWICK the certificates representing the AUTOMAX Shares, duly endorsed (or with executed stock powers) so as to make KENWICK the sole owner thereof. Simultaneously, KENWICK will deliver certificates representing the KENWICK Shares to the AUTOMAX Shareholders.

      1.3 Investment Intent. The KENWICK Shares have not been registered under the Securities Act of 1933, as Amended (the "Act"), and may not be resold unless the KENWICK Shares are registered under the Act or an exemption from such registration is available. The AUTOMAX Shareholders represent and warrant that each of them is acquiring the KENWICK Shares for his, her or its own account, for investment, and not with a view to the sale or distribution of the KENWICK Shares. Each certificate representing the KENWICK Shares will have a legend thereon incorporating language as follows:

      "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The shares have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the shares under the Act unless in the opinion of counsel satisfactory to the Company, registration is not required under the Act."

SECTION 2. REPRESENTATIONS AND WARRANTIES OF AUTOMAX AND AUTOMAX SHAREHOLDERS

      AUTOMAX and the AUTOMAX Shareholders hereby represent and warrant as follows:

      2.1 Organization and Good Standing. AUTOMAX is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted. AUTOMAX does not have any subsidiaries. AUTOMAX is duly licensed or qualified and in good standing as a Florida corporation where the character of the properties owned by AUTOMAX or the nature of the business transacted by it make such license or qualification necessary.

      2.2 Ownership of AUTOMAX Shares. The AUTOMAX Shareholders represent as to his, her or their respective ownership of AUTOMAX Shares, that he, she or they are the owner of record and

                                                                        DRAFT #3
                                       2                         August 20, 1998
beneficially of all of the shares of capital stock of AUTOMAX listed in their respective names on Exhibit A hereto, all of which shares are free and clear of all rights, claims, liens and encumbrances, and have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement. There are no outstanding subscriptions, rights, options, warrants or other agreements obligating either AUTOMAX or the AUTOMAX Shareholders to issue, sell or transfer any stock or other securities of AUTOMAX.

      2.3 Financial Statements, Books and Records. The unaudited balance sheet of AUTOMAX as at June 30, 1998, and statements of operations for the periods then ended previously delivered to AUTOMAX were prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods, and such financial statements fairly represent the financial position of AUTOMAX as at such dates and the results of its operations for the periods then ended. The unaudited balance sheet of AUTOMAX as at June 30, 1998, and statements of operations for the periods then ended previously delivered to AUTOMAX were compiled but were not prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods. However, such compiled financial statements fairly represent the financial position of AUTOMAX as at such dates and the results of its operations for the periods then ended.

      2.4 No Material Adverse Changes. Since the date of the Balance Sheet there has not been:

            (i) any material adverse change in the assets, operations, condition (financial or otherwise) or prospective business of AUTOMAX;

            (ii) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of AUTOMAX, whether or not covered by insurance;

            (iii) any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of AUTOMAX's capital stock;

            (iv) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by AUTOMAX of any properties or assets; or

            (v) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

      2.5 Compliance with Laws. AUTOMAX has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees

                                                                        DRAFT #3
                                       3                         August 20, 1998
applicable to it or its business which, if not complied with, would materially and adversely affect the business of AUTOMAX.

      2.6 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

            (i) violate any provision of the Charter or By-Laws of AUTOMAX;

            (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which AUTOMAX is a party or by or to which it or any of its assets or properties may be bound or subject;

            (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, AUTOMAX, or upon the properties or business of AUTOMAX; or

            (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a materially adverse effect on the business or operations of AUTOMAX.

      2.7 Actions and Proceedings. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving AUTOMAX. There is no action, suit or claim or legal, administrative or arbitral proceeding or (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving AUTOMAX or any of its properties or assets.

      2.8 Brokers or Finders. No broker's or finder's fee will be payable by AUTOMAX in connection with the transaction contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by AUTOMAX or the AUTOMAX Shareholders.

      2.9 Real Estate. Attached as Exhibit "B".

      2.10 Tangible Assets. AUTOMAX has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, owned or leased by AUTOMAX, any related capitalized items or other tangible property material to the business of AUTOMAX (the "Tangible Assets"). AUTOMAX holds all

                                                                        DRAFT #3
                                       4                         August 20, 1998
rights, title and interest in all the Tangible Assets owned by it on the Balance Sheet or acquired by it after the date of the Balance Sheet free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances except as set forth on Schedule 2.10.

      2.11 Liabilities. As of the Closing Date, AUTOMAX will not have any Liabilities, other than Liabilities fully and adequately reflected on the Balance Sheet, except for Liabilities incurred in the ordinary course of business. AUTOMAX does not have any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, (all of the foregoing collectively defined to as "Liabilities"), which were not fully, fairly and adequately reflected on the Balance Sheet.

      2.12 Operations of AUTOMAX. Except as set forth on Schedule 2.12, from the date of the Balance Sheet and through the Closing Date hereof AUTOMAX has not:

            (i) incurred any indebtedness for borrowed money;

            (ii) declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its capital stock;

            (iii) made any material loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other material loan or advance otherwise than in the ordinary course of business;

            (iv) except in the ordinary course of business, incurred or assumed any material indebtedness or liability (whether or not currently due and payable);

            (v) disposed of any assets of AUTOMAX except in the ordinary course of business; or

            (vi) issued any equity securities or rights to acquire such equity securities.

      2.13 Capitalization. The authorized capital stock of AUTO consists of One Thousand (1,000) shares of common stock of which zero (0) shares are presently issued and outstanding. The authorized capital stock of INTERNATIONAL consists of One Thousand (1,000) shares of common stock of which zero (0) are presently issued and outstanding. The authorized capital stock of FINANCE consists of One Thousand (1,000) shares of common stock of which zero (0) are presently issued and outstanding. Neither AUTOMAX nor

                                                                        DRAFT #3
                                       5                         August 20, 1998
the AUTOMAX Shareholder has granted, issued or agreed to grant, issue or make available any warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued shares of capital stock of AUTOMAX.

      2.14 Authority to Execute and Perform Agreements. AUTOMAX has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of AUTOMAX enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance by AUTOMAX of this Agreement, in accordance with its respective terms and conditions will not:

            (i) require the approval or consent of any governmental or regulatory body, the shareholders of AUTOMAX, or the approval or consent of any other person;

            (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with any notice or lapse of time or both would constitute) a default under, any order, judgment or decree applicable to AUTOMAX, or any instrument, contract or other agreement to which AUTOMAX is a party or by or to which AUTOMAX is bound or subject; or

            (iii) result in the creation of any lien or other encumbrance on the assets or properties of AUTOMAX.

      2.15 Full Disclosure. No representation or warranty by AUTOMAX or the AUTOMAX Shareholders in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to KENWICK pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of AUTOMAX. The AUTOMAX Shareholders acknowledge that they have received and read a copy of the Company's Confidential Private Offering Memorandum dated February 9, 1998.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF KENWICK

      KENWICK hereby represents and warrants to AUTOMAX and the AUTOMAX Shareholders as follows:

                                                                        DRAFT #3
                                       6                         August 20, 1998

      3.1 Organization and Good Standing. KENWICK is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased, or operated and such business is now conducted. The authorized capital stock of KENWICK consists of 2,904,965 shares of Common Stock issued and outstanding, of which 223,736 shares are presently so-called free trading shares and not subject to any investment restrictions. KENWICK is duly licensed or qualified and in good standing as a Florida corporation where the character of the properties owned by KENWICK or the nature of the business transacted by it make such license or qualification necessary.

      3.2 The KENWICK Shares. The KENWICK Shares to be issued to the AUTOMAX Shareholders have been or will have been duly authorized by all necessary corporate and shareholder actions and, when so issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

      3.3 Financial Statements, Books and Records. The audited balance sheet of KENWICK as at December 31, 1997, and statements of operations for the periods then ended previously delivered to AUTOMAX were prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods, and such financial statements fairly represent the financial position of KENWICK as at such dates and the results of its operations for the periods then ended.

      3.4 No Material Adverse Changes. Since the date of the Balance Sheet there has not been:

            (i) any material adverse change in the assets, operations, condition (financial or otherwise) or prospective business of KENWICK;

            (ii) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of KENWICK, whether or not covered by insurance;

            (iii) any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of KENWICK's capital stock;

            (iv) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by KENWICK of any properties or assets; or

            (v) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

                                                                        DRAFT #3
                                       7                         August 20, 1998

      3.5 Compliance with Laws. KENWICK has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to their businesses which, if not complied with, would materially and adversely affect the business of KENWICK or the trading market for the shares of KENWICK's Common Stock.

      3.6 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

            (i) violate any provision of the Articles of Incorporation or By-Laws of KENWICK;

            (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which KENWICK is a party or by or to which it or any of its assets or properties may be bound or subject;

            (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, KENWICK or upon the securities properties or business of KENWICK; or

            (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein.

      3.7 Actions and Proceedings. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving KENWICK. There is no action, suit or claim or legal, administrative or arbitral proceeding or (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving KENWICK or any of its properties or assets. Except as set forth on Schedule 3.7, there is no fact, event or circumstances that may give rise to any suit, action, claim, investigation or proceeding.

      3.8 Brokers or Finders. No broker's or finder's fee will be payable by KENWICK in connection with the transaction contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by KENWICK.

      3.9 Liabilities. KENWICK does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation,

                                                                        DRAFT #3
                                       8                         August 20, 1998
any liability on account of taxes, any other governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which were not fully, fairly and adequately reflected on the December 31, 1997 Balance Sheet. As of the Closing Date, KENWICK will not have any Liabilities, other than Liabilities fully and adequately reflected on the December 31, 1997 Balance Sheet, except for Liabilities incurred in the ordinary course of business.

      3.10 Listing of Shares. KENWICK's shares of Common Stock are traded on over-the-counter Bulletin Board under the symbol "KWIN." KENWICK is not subject to the periodic reporting responsibilities under the Securities Exchange Act of 1934.

      3.11 Operations of KENWICK. Except as set forth on Schedule 3.11, since December 31, 1997, and through the Closing Date hereof, KENWICK has not:

            (i) incurred any indebtedness for borrowed money;

            (ii) declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its capital stock;

            (iii) made any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

            (iv) except in the ordinary course of business, incurred or assumed any indebtedness or liability (whether or not currently due and payable);

            (v) disposed of any assets of KENWICK except in the ordinary course of business; or

            (vi) issued any equity securities or rights to acquire such equity securities except as contemplated by the Stock Purchase Agreement.

      3.12 Authority to Execute and Perform Agreements. KENWICK has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of KENWICK enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance by KENWICK

                                                                        DRAFT #3
                                       9                         August 20, 1998
of this Agreement, in accordance with its respective terms and conditions will not:

            (i) require the approval or consent of any governmental or regulatory body, the shareholders of KENWICK, or the approval or consent of any other person;

            (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with any notice or lapse of time or both would constitute) a default under, any order, judgment or decree applicable to KENWICK, or any instrument, contract or other agreement to which KENWICK is a party or by or to which KENWICK is bound or subject; or

            (iii) result in the creation of any lien or other encumbrance on the assets or properties of KENWICK.

      3.13 Full Disclosure. No representation or warranty by KENWICK in this Agreement or in any document or schedule to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to AUTOMAX or the AUTOMAX Shareholders pursuant hereto or in connection with the execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of KENWICK.

SECTION 4. COVENANTS

      4.1 Corporate Examinations and Investigations. Prior to the Closing Date, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation and verification of the assets, properties, business and operations, books, records and financial condition of the other, including communications with suppliers, vendors and customers, as they each may reasonably require. No investigation by a party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement. Consummation of this Agreement shall be subject to the fulfillment of due diligence procedures to the reasonable satisfaction of each of the parties hereto and their respective counsel.

      4.2 Expenses. Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

      4.3 Further Assurances. The parties shall execute such documents and other papers and take such further actions as may be

                                                                        DRAFT #3
                                       10                        August 20, 1998
reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

      4.4 Confidentiality. In the event the transactions contemplated by this Agreement are not consummated, each of the parties hereto agree to keep confidential any information disclosed to each other in connection therewith for a period of two (2) years from the date hereof; provided, however, such obligation shall not apply to information which:

            (i) at the time of disclosure was public knowledge;

            (ii) after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or

            (iii) the receiving party had within its possession at the time of disclosure.

      4.5 Stock Certificates and Consideration. At the Closing, the AUTOMAX Shareholders shall have delivered the certificates representing the AUTOMAX Shares duly endorsed (or with executed stock powers) so as to make KENWICK the sole owner thereof. At such Closing, KENWICK shall issue to the AUTOMAX Shareholders the KENWICK Shares as provided herein.

      4.6 Management of AUTOMAX On the Closing Date, Andrea Parkoff shall become the President and director of AUTOMAX. Andrea Parkoff shall have sole control over the day to day operation of AUTOMAX. Kenneth Wulwick shall become Secretary and director of AUTOMAX.

SECTION 5. SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF KENWICK

      Notwithstanding any right of AUTOMAX and the AUTOMAX Shareholders fully to investigate the affairs of KENWICK, AUTOMAX and the AUTOMAX Shareholders shall have the right to rely fully upon the representations, warranties, covenants and agreements of KENWICK contained in this Agreement or in any document delivered by KENWICK or any of its representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for twelve (12) months following the Closing.

                                                                        DRAFT #3
                                       11                        August 20, 1998

SECTION 6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE AUTOMAX
SHAREHOLDERS

      Notwithstanding any right of KENWICK fully to investigate the affairs of AUTOMAX, KENWICK has the right to rely fully upon the representations, warranties, covenants and agreements of AUTOMAX and the AUTOMAX Shareholders contained in this Agreement or in any document delivered to KENWICK by the latter or any of their representatives in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for twelve (12) months following the Closing.

SECTION 7. INDEMNIFICATION

      7.1 Obligation of KENWICK to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 5, KENWICK hereby agrees to indemnify, defend and hold harmless AUTOMAX and the AUTOMAX Shareholders from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements) (a "Loss") based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of KENWICK contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

      7.2 Obligation of AUTOMAX and the AUTOMAX Shareholders to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 6, AUTOMAX and the AUTOMAX Shareholders agree to indemnify, defend and hold harmless KENWICK to the extent provided for herein, from and against any Loss, based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement made by any of them and contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

SECTION 8. THE CLOSING

      The Closing shall take place simultaneously with the execution hereof. At the Closing, the parties shall provide each other with such documents as may be necessary or appropriate and customary in transactions of this sort in order to consummate the transactions contemplated hereby including evidence of due authorization of the Agreement and the transactions contemplated hereby.

                                                                        DRAFT #3
                                       12                        August 20, 1998

SECTION 9. MISCELLANEOUS

      9.1 Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no event constitute waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

      9.2 Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

      9.3 Assignment. This Agreement is not assignable except by operation of law.

      9.4 Notices. Until otherwise specified in writing, the mailing addresses of both parties of this Agreement shall be as follows:

      AUTOMAX:                AUTOMAX USA, INC.
                              2172 N Millitary Trail
                              W. Palm Beach, FL 33409

      AUTOMAX Shareholders:   Andrea Parkoff, President
                              7101 Lion Head Lane
                              Boca Raton, FL 33496

      KENWICK:                KENWICK INDUSTRIES, INC.
                              2455 E. Sunrise Boulevard, Suite 512
                              Fort Lauderdale, FL 33304

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to the addressor.

      9.5 Governing Law. This Agreement shall be construed, and the legal relations be the parties determined, in accordance with the laws of the State of Florida, thereby precluding any choice of law rules which may direct the application of the laws of any other jurisdiction.

      9.6 Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance thereof by the other party.

      9.7 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the collateral agreements executed in

                                                                        DRAFT #3
                                       13                        August 20, 1998
connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the purchase and issuance of the AUTOMAX Shares and the KENWICK Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

      9.8 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

      9.9 Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

      9.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


AUTOMAX INTERNATIONAL, INC.             KENWICK INDUSTRIES, INC.

By: /s/ Andrea Parkoff                  By: /s/ Kenneth Wulwick
    --------------------------------        ------------------------------------
    Andrea Parkoff, President               Kenneth Wulwick, President


Shareholder:

/s/ Andrea Parkoff
------------------------------------
Andrea Parkoff


AUTOMAX USA FINANCE, INC.               AUTOMAX USA, INC.

By: /s/ Andrea Parkoff                  By: /s/ Andrea Parkoff
    --------------------------------        ------------------------------------
    Andrea Parkoff, President               Andrea Parkoff, President


Shareholder:                            Shareholder

/s/ Andrea Parkoff                      /s/ Andrea Parkoff
------------------------------------    ----------------------------------------
Andrea Parkoff                          Andrea Parkoff, President

                                                                        DRAFT #3
                                       14                        August 20, 1998

                                 EXHIBIT A - 1

                   EXCHANGE WITH AUTOMAX USA, INC.

                              Shares of                     Shares of
Name of                       AUTOMAX to be                 KENWICK to
Shareholder                   Exchanged                     be Received
-----------                   ---------                     -----------

Andrea Parkoff                1000                          1,000,000

Grand Total                   1000

                                                                        DRAFT #3
                                                                 August 20, 1998

                                 EXHIBIT A - 3

                   EXCHANGE WITH AUTOMAX INTERNATIONAL, INC.

                              Shares of                     Shares of
Name of                       AUTOMAX to be                 KENWICK to
Shareholder                   Exchanged                     be Received
-----------                   ---------                     -----------

Andrea Parkoff                1000                          see exhibit A-1

Grand Total                   1000

                                                                        DRAFT #3
                                       17                        August 20, 1998

                     FLORIDA ATLANTIC STOCK TRANSFER, INC.
                               7130 NOB HILL ROAD
                               TAMARAC, FL 33321
                                 (954) 726-4954

                                           February 19, 1999

                            TRANSFER SHEET NO: 56680

Attn: Transfer Dept.
RE:   KENWICK INDUSTRIES INC COMMON STOCK

KENWICK INDUSTRIES INC                                Account: KENW0l
2455 E SUNRISE BLVD
SUITE 512
FT LAUDERDALE, FL 33304

                                                               NR

Per your instructions, we have:

CANCELLED:
==========                                            --------------------------
Total Cancelled -- 0 Certificates..                                  0 Shares

ISSUED:
=======

Certificate # -1215      Issued 02/19/99            R        1,000,000 Shares
PARKOFF, ANDREA                                    TAX ID: ###-##-####
                                                      --------------------------

Total Issued -- 1 Certificates..                             1,000,000 Shares

Transfer Fee Due:   1 Certificates @ $10.00 each             = Total      $10.00

      ***** THESE SHARES HAVE BEEN ISSUED IN ACCORDANCE WITH INSTRUCTIONS
                             FROM THE COMPANY *****